Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Preliminary Prospectus related to the Registration Statement on Form S-1 of Financial Gravity Companies, Inc. of our report dated February 19, 2018 relating to our audits of the consolidated financial statements of Financial Gravity Companies, Inc. as of and for the years ended September 30, 2017 and 2016. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Whitley Penn LLP

Dallas, Texas

April 25, 2018